UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2008

Bluebird Exploration Company

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-147767

(Commission File Number)

None

(IRS Employer Identification No.)

209-3608 Deercrest Drive

North Vancouver, BC

Canada V7G2S8

(Address of principal executive offices)(Zip Code)

(604) 488-7608

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

Bluebird Exploration Company (the “Company”) is aware that a change in control of the Company occurred on August 25, 2008, when Peter Wells sold 10,000,000 shares of common stock, representing approximately 75.6% of the common stock and voting power of the Company, to Mark Fingarson, for consideration of approximately $14,000 personally owned by Mr. Fingarson. The stock sale included an arrangement whereby Mr. Fingarson has been appointed as the Company’s sole Director and its President and Chief Executive Officer, Principal Financial Officer, Secretary and Treasurer. Mr. Fingarson’s purchase of the 10,000,000 shares of common stock was made for investment purposes and he does not share his beneficial ownership or his voting power in his 10,000,000 shares with any person or group. Mr. Fingarson has no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 25, 2008, Peter Wells resigned as a member of the Board of Directors, President and Chief Executive Officer, Principal Financial Officer, Secretary and Treasurer of the Company. Mr. Wells resigned for personal reasons and has no disputes or disagreements with the Company.

Effective August 25, 2008, Mark Fingarson accepted an appointment by the Board of Directors of the Company to act as a member of the Board of Directors, and serve as the Company’s President and Chief Executive Officer, Principal Financial Officer, Secretary and Treasurer, until his successor is duly qualified and elected or appointed.

Mr. Fingarson, age 52, is an entrepreneur who has been involved in the field of corporate security for the past 30 years. Since 1993, Mr. Fingarson has served as the President and CEO of Alfa Security, Inc. of Toronto, Canada, a private company specializing in corporate security, FOBS, keyless entry and personnel monitoring.

Mr. Fingarson’s appointment was made in connection with an arrangement between him and Mr. Wells pursuant to which Mr. Wells purchased 10,000,000 shares of the Company’s common stock in a private transaction, as further described in Item 5.01 (Changes in Control of Registrant) of this Current Report on Form 8-K.

Mr. Fingarson does not have any agreement, arrangement or interested transaction with the Company.

Item 9.01 Financial statements and Exhibits

(d) Exhibits

The following exhibit is filed as part of this report:

No.	Description

17.1	Letter dated August 25, 2008 from Peter Wells

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bluebird Exploration Company

(Registrant)

Date: August 29, 2008	By:	/s/	Mark Fingarson
Name: Mark Fingarson
Title: President and Chief Executive Officer

Exhibit Index

No.	Description

17.1	Letter dated August 25, 2008 from Peter Wells